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                                                                   EXHIBIT 10.55

                          AFTERMARKET TECHNOLOGY CORP.
                            1998 STOCK INCENTIVE PLAN

SECTION 1.        PURPOSE OF PLAN

         The purpose of this 1998 Stock Incentive Plan (this "Plan") of Aftermarket Technology Corp., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, non-employee directors and independent contractors, and to further align the interests of such employees, non-employee directors and independent contractors with those of the stockholders of the Company, by providing for or increasing the proprietary interest of such employees, non-employee directors and independent contractors in the Company.

SECTION 2.        ADMINISTRATION OF PLAN

         2.1 COMPOSITION OF COMMITTEE. Subject to Section 2.04, this Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors (the "Committee"), as appointed from time to time by the Board of Directors, PROVIDED, HOWEVER, that with respect to any Award intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the term "Committee" shall refer to a committee of two or more "outside directors" as determined for purposes of applying Code Section 162(m). The Board of Directors shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

         2.2 POWERS OF THE COMMITTEE. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

                  (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; PROVIDED that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the closing price for a Share reported for that date by the Nasdaq National Market System (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares traded on the Nasdaq National Market System (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the Nasdaq National Market System (or such other stock exchange or quotation system); and
         (ii) the term "Company" shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires.

                  (b) to determine which persons are Eligible Persons (as defined in Section 4), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;

                  (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

                  (d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

                  (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);


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                  (f) to determine  whether,  and the extent to which,
         adjustments are required pursuant to Section 10;

                  (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

                  (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

         2.3 DETERMINATIONS OF THE COMMITTEE. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

         2.4. AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof.

SECTION 3.        STOCK SUBJECT TO PLAN

         3.1 AGGREGATE LIMITS. At any time, the aggregate number of shares of the Company's Common Stock, $.01 par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1)) granted under this Plan shall not exceed 1,200,000; PROVIDED that no more than 1,000,000 of such Shares may be issued pursuant to all Incentive Bonuses and Incentive Stock Awards granted under this Plan, and PROVIDED FURTHER that, notwithstanding
Section 3.3, the aggregate number of Shares that may be issued pursuant to the exercise of ISOs (as defined in Section 5.1(a)) granted under this Plan shall not exceed 1,200,000. The Shares subject to this Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Such limits shall be subject to adjustment as provided in Section 10.

         3.2 CODE SECTION 162(m) LIMITS. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Employee shall not exceed 100,000. The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Employee shall not exceed 75,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m).

         3.3 ISSUANCE OF SHARES. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4.        PERSONS ELIGIBLE UNDER PLAN

         Any person who is an employee, prospective employee, consultant, director or advisor of the Company (an "Eligible Person") shall be eligible to be considered for the grant of Awards hereunder. A "Participant" is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.


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SECTION 5.        PLAN AWARDS

         5.1 AWARD TYPES. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Employees and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

                  (a) OPTIONS: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other document evidencing the Award (the "Option Document "). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6.

                  (b) INCENTIVE BONUS: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the "Incentive Bonus Document").

                  (c) INCENTIVE STOCK: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the "Incentive Stock Document").

         5.2 GRANTS OF AWARDS. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6.        OPTIONS

         The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

         6.1 OPTION DOCUMENT. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

         6.2 OPTION PRICE. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, except that (i) the exercise price of an Option may be higher or lower in the case of Options granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, (ii) in the event an Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, and (iii) the exercise price of an Option granted to a non-employee director may be lower.


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         6.3 OPTION TERM. The "Term" of each Option granted under this Plan, including any ISOs, shall be ten (10) years from the date of its grant, unless the Committee shall provide otherwise.

         6.4 OPTION VESTING. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

         6.5 TERMINATION OF EMPLOYMENT. Subject to Section 11, upon a termination of employment by a Participant prior to the full exercise of an Option, the unexercised portion of the Option shall be subject to such procedures as the Committee may establish except, in the case of an ISO, if and to the extent that other procedures are necessary to comply with the provisions of Section 421, 422 or 424 of the Code.

         6.6 PAYMENT OF EXERCISE PRICE. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or (f) any combination of (a) through (e).

SECTION 7.        INCENTIVE BONUSES

         Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

         7.1 INCENTIVE BONUS DOCUMENT. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed $1,000,000.

         7.2 PERFORMANCE CRITERIA. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m).


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         7.3 TIMING AND FORM OF PAYMENT. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

         7.4 DISCRETIONARY ADJUSTMENTS. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8.        INCENTIVE STOCK

         Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including performance conditions) and terms as the Committee deems appropriate.

         8.1 INCENTIVE STOCK DOCUMENT. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period, if any, as to which performance shall be measured for determining achievement of performance, (d) forfeiture, (e) tranferability and (f) such further terms and conditions, not inconsistent with this Plan as may be determined from time to time by the Committee.

         8.2 SALE PRICE. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

         8.3 PERFORMANCE CRITERIA. The grant, issuance, retention and/or vesting of each Incentive Share may but need not be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Stock Award is granted.

         8.4 DISCRETIONARY ADJUSTMENTS. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

         8.5 TERMINATION OF EMPLOYMENT. Subject to Section 11, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Participant shall be subject to such procedures as determined by the Committee.

SECTION 9.        OTHER PROVISIONS APPLICABLE TO AWARDS

         9.1 TRANSFERABILITY. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant's "immediate family," as such term is defined in Rule 16a-1(e) under the



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Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's immediate family, PROVIDED that (i) no consideration is given in connection with the transfer of such Award, and (ii) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

         9.2 QUALIFYING PERFORMANCE CRITERIA. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the
Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization), (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin, (m) return on operating revenue, (n) market share, and (o) overhead or other expense reduction. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

         9.3 DIVIDENDS. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

         9.4 DOCUMENTS EVIDENCING AWARDS. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

         9.5 TANDEM STOCK OR CASH RIGHTS. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

         9.6 FINANCING. The Committee may provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of


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an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

SECTION 10.       CHANGES IN CAPITAL STRUCTURE

         If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, PROVIDED, HOWEVER, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as "performance based compensation" under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 11.       CHANGE OF CONTROL

         11.1 EFFECT OF CHANGE OF CONTROL. The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, in connection with a Change of Control or a Change of Control Transaction (as those terms are defined in Section 11.2), or upon termination of the Participant's employment following a Change of Control or a Change of Control
Transaction: (a) in the case of an Option, the acceleration of the Participant's ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Incentive Bonus, the acceleration of the Participant's right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Incentive Stock, the lapse and expiration of any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award that shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

         11.2     DEFINITIONS.  Unless the Committee shall provide otherwise,

         "Change of Control" shall mean an occurrence of any of the following events:

                  (a) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) immediately after which such person or group has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding Voting Securities, except in the case of an acquisition by any person or group that immediately prior to such acquisition already had Beneficial Ownership of more than 50% of the combined voting power of the Company's then outstanding Voting Securities;

                  (b) approval by the stockholders of (i) a merger, consolidation or reorganization involving the Company, unless the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") shall adopt or assume this Plan and all Participants' Awards under this Plan and either (A) the stockholders of the Company immediately before such


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         merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, more than 50% of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Company; or

                  (c) such other events as the Committee from time to time may specify.

         "Change of Control Transaction" shall mean any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction that is intended to or reasonably expected to result in a change of control.

SECTION 12.       TAXES

         12.1 WITHHOLDING REQUIREMENTS. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

         12.2 PAYMENT OF WITHHOLDING TAXES. Notwithstanding the terms of Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 13.       AMENDMENTS OR TERMINATION

         The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan, but no such amendment shall, without the approval of the stockholders of the Company:

                  (a) materially increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

                  (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

                  (c) reduce the exercise price of outstanding Options;

                  (d) impair the rights of any Award holder, without such holder's consent, under any Award granted prior to the date of any Change of Control;

                  (e) extend the term of this Plan; or

                  (f) change the class of persons eligible to be Participants.


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SECTION 14.       COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

         This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

         No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15.       OPTION GRANTS BY SUBSIDIARIES

         In the case of a grant of an option to any Eligible Person employed by a subsidiary of the Company, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 16.       NO RIGHT TO COMPANY EMPLOYMENT

         Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 17.       EFFECTIVENESS AND EXPIRATION OF PLAN

         This Plan shall be effective on the date the Board adopts this Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; PROVIDED that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than ten (10) years after the effective date of this Plan.

SECTION 18.       NON-EXCLUSIVITY OF PLAN

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without


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limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 19.       GOVERNING LAW

         This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.






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